Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2024, with respect to the consolidated financial statements of Annexon, Inc. and subsidiary, incorporated herein by reference.

/S/ KPMG LLP

San Francisco, California

September 26, 2024